LOAN AGREEMENT




                            BEACON PROPERTIES, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       and

                      METROPOLITAN LIFE INSURANCE COMPANY,
                             A NEW YORK CORPORATION

                                 March 15, 1996

                                 $218,000,000.00

                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT (this "Agreement") dated as of March 15, 1996, is made and entered into by and between BEACON PROPERTIES, L.P., a Delaware limited partnership ("Borrower"), and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Lender").

     In consideration of the mutual covenants and undertakings of the parties which are hereinafter set forth, Borrower and Lender hereby agree as follows:

                             ARTICLE 1 - Definitions
                                         -----------

         For the purposes of this Agreement:

     "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under common control with Borrower including employees of Borrower and the general partner of Borrower.

     "Agreement" shall mean this Loan Agreement.

     "Assignment of Leases" shall mean that certain Assignment of Lessor's Interest in Leases dated of even date herewith by and between Borrower and Lender.

     "Beacon Affiliate" shall mean an entity which is controlled by Borrower's sole general partner, Beacon Properties Corporation, a Maryland corporation and at least fifty-one percent (51%) of the interest in which is owned, directly or indirectly, by Borrower.

     "Borrower" shall mean Beacon Properties, L.P., a Delaware limited partnership.

     "Costs" shall mean "Costs" as defined in the Unsecured Indemnity Agreement, as modified by Section 5.10) herein.

     "Debt Service Coverage Ratio" shall mean the (i) Net Operating Income of the Remaining Property, the Transferred Property or the Non-Transferred Property, as the case may be, for a given period of time divided by (ii) the debt service on the Loan for such period of time, as determined by Lender (which determination shall be binding in the absence of manifest error).

     "Environmental Claim" shall mean "Environmental Claim" as defined in the Unsecured Indemnity Agreement.

     "Event of Default" shall mean an "Event of Default" as defined in the Security Deed.


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     "Financing Statements" shall mean the Uniform Commercial Code Financing
Statements of even date herewith made by Borrower as "Debtor" in favor of Lender as "Secured Party," giving notice of the security interest created by the Security Deed.

     "Hazardous Materials" shall mean "Hazardous Materials" as defined in the Unsecured Indemnity Agreement.

     "Insurance Proceeds" shall mean "Insurance Proceeds" as defined in the Security Deed, exclusive of any proceeds of the policies referred to in Subsection 1.05(a)(2) of the Security Deed.

     "Lender" shall mean Metropolitan Life Insurance Company, a New York corporation, and any assignees of Lender.

     "Lien" shall mean any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any loan whether or not choate, vested or perfected.

     "Loan" shall mean the loan by Lender to Borrower evidenced by the Note.

     "Loan Application" shall mean that certain Mortgage Loan Application dated January 26, 1996 executed by Borrower and accepted by Lender, as amended, a copy of which is attached hereto as Exhibit "A" and by this reference incorporated herein.

     "Loan Documents" shall mean the "Loan Documents" as defined in the Security Deed.

     "Material Adverse Effect" shall mean a material adverse effect upon the ability of Borrower to perform its obligations under this Agreement or any of the other Loan Documents, in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, or several acts, emissions, situations, statuses, events, or undertakings.

     "Minimum Debt Service Coverage Ratio" shall mean the Minimum Debt Service Coverage Ratio of Remaining Property set forth in Column 5 of Schedule I attached hereto and by this reference made a part hereof with respect to each of the Release Parcels.

     "Net Operating Income" shall mean the gross proceeds generated from the portion of the Property under consideration and received by Borrower during a given period of time, including rental income, tenant reimbursements, profits and other income, less the normal operating expenses, maintenance, real estate taxes and property insurance incurred by Borrower in the ownership and operation of such portion of the Property during such period of time, but excluding depreciation, amortization and capital expenditure items such as tenant improvements and leasing commissions.

     "New Loan Documents" shall have the meaning set forth in Section 3.2(m)(5) hereof.

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     "New Note" shall have the meaning set forth in Section 3.2(m)(4) hereof.

     "New Security Deed" shall have the meaning set forth in Section 3.2(m)(5) hereof.

     "Non-Transferred Property" shall mean the Property, including without limitation all easements contemplated by Section 3.2(m)(9) hereof, less and except all (x) Release Parcels for which Lender has previously delivered a Release, and (y) Release Parcels which have been transferred pursuant to Article 3 hereof.

     "Note" shall mean that Promissory Note dated of even date herewith, in the original principal amount of $218,000,000.00, made by Borrower to the order of Lender, and any extensions, renewals or amendments thereof.

     "Obligations" shall mean all payment and performance obligations of Borrower under this Agreement and the other Loan Documents, as they may be amended from time to time.

     "Person" shall mean an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Prepayment Fee" shall mean the "Prepayment Fee" as defined in the Note.

     "Property" shall mean the "Property" as defined in the Security Deed.

     "Qualified Real Estate Investor" shall mean any reputable corporation, partnership, limited liability company, joint venture, joint-stock company, trust or one or more individuals as to which (x) if the applicable aggregate Release Amount is greater than $50,000,000 but less than $100,000,000, such investor shall have a minimum net worth of $150,000,000, real estate assets of not less than $300,000,000, and short-term liquid assets of not less than $10,000,000, and (y) if the applicable aggregate Release Amount is equal to or greater than $100,000,000, such investor shall have a minimum net worth of $300,000,000, real estate assets of not less than $600,000,000 and short-term liquid assets of not less than $20,000,000, and in either case (x) or (y) shall be free from any bankruptcy, reorganization or insolvency proceedings or any criminal charges or any proceedings which would, in Lender's good faith judgment, raise a material question as to the reputation of such investor or the Transferee or its ability to own and to operate the Property, and shall not have been, at the time of transfer or in the past, an adverse litigant, plaintiff or defendant in any suit or other proceeding brought against or by Lender.

     "Release" shall have the meaning set forth in Section 2.1 hereof.

     "Release Amount" shall mean the amount set forth in Column 4 of Schedule 1 attached hereto.


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     "Release Date", as it relates to any applicable Release Parcel, shall mean the date Lender unconditionally delivers the Release as to such Release Parcel to Borrower.

     "Release Parcel" or "Release Parcels" shall mean, individually or collectively, those portions of the Property generally described in Schedule 1 attached hereto (it being understood and agreed that the precise description of each Release Parcel and the easements described in Sections 2.1(f)(5) and 3.2(m)(9) below, shall be subject to Lender's approval).

     "Remaining Property" shall mean the Property, including without limitation all easements contemplated by Section 2.1(f)(5) hereof, less and except all (x) Release Parcels for which Lender has previously delivered a Release, and (y) Release Parcels which have been transferred pursuant to Article 3 hereof.

     "Request for Release" shall have the meaning set forth in Section 2.1 hereof.

     "Request for Transfer" shall have the meaning set forth in Section 3.2(k) hereof.

     "Requirements" shall mean the "Requirements" as defined in the Security
Deed.

     "Requirements for Restoration" shall mean the "Requirements for Restoration" as defined in the Security Deed.

     "Restated Note" shall have the meaning set forth in Section 3.2(m)(4) hereof.

     "Restoration" shall mean "Restoration" as defined in the Security Deed.

     "Security Deed" shall mean that certain Deed to Secure Debt and Security Agreement dated of even date herewith given by Borrower to Lender.

     "Small Insurance Proceeds" shall mean Insurance Proceeds of less than $500,000.00.

     "Transfer" shall have the meaning set forth in Section 3.1 hereof.

     "Transfer Date" shall have the meaning set forth in Section 3.2(a) hereof.

     "Transfer Fee" shall have the meaning set forth in Section 3.2(i) hereof.

     "Transferred Property" shall mean any portion of the Property to be transferred in accordance with the terms and conditions set forth in Article 3 hereof.

     "Transferee" shall have the meaning set forth in Section 3.1 hereof.


4

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     "Unsecured Indemnity Agreement" shall mean that certain Unsecured Indemnity
Agreement dated of even date herewith executed by Borrower, as Indemnitor, in favor of Lender.

     "Work" shall mean the "Work" as defined in the Security Deed.

     Each definition of an instrument or agreement in this Article I shall include such instrument or agreement as modified, amended or supplemented from time to time with the prior written consent of Lender, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. Each capitalized term used herein, unless otherwise defined herein, shall have the meaning ascribed to that term in the Security Deed.

              ARTICLE 2 - Release of Parcels; Conditions Precedent
                          ----------------------------------------

     Section 2.1 Release of Parcels. Lender, upon the written request of Borrower (such a request which contains or is accompanied by the materials required in Section 2.1(e) hereof is referred to as a "Request for Release") shall release (a "Release") individual Release Parcels subject to the easements contemplated by Section 2.1(f)(5) hereof from the Lien of the Security Deed, the Assignment of Leases, the Financing Statements and the Unsecured Indemnity Agreement (as to releases, discharges or spills of Hazardous Materials or other environmental conditions arising after the Release Date) by the execution and delivery of a quitclaim deed of release in form satisfactory to Lender with respect to such Release Parcel, subject to the following conditions precedent:

          (a) Each Release shall be effected only in connection with the bona fide sale of the Release Parcel to a Person that is not an Affiliate of Borrower;

          (b) The Net Operating Income of the Remaining Property following the Release shall be sufficient to provide a Debt Service Coverage Ratio on an annualized basis equal to or greater than the Minimum Debt Service Coverage Ratio specified in Schedule 1 with respect to the Remaining Property, as determined by Lender based upon the cash flow statements and projected cash flow statements furnished to Lender pursuant to Section 2.l(e)(2) hereof and other information available to Lender and computed after capital expenditures;

          (c) Lender shall receive on the Release Date, in cash or other medium of payment satisfactory to Lender in its sole discretion, a release price with respect to such Release Parcel in an amount equal to the sum of (i) the Release Amount for such proposed Release Parcel, which amount shall be applied as a prepayment of principal in reduction of the outstanding principal balance of the
Note in accordance with the terms of the Note, (ii) all accrued and unpaid interest calculated on the amount set forth in clause (i) above, (iii) the Prepayment Fee calculated on the amount set forth in Column 3 of Schedule 1, and
(iv) all of

6                                                         5

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Lender's costs and expenses actually incurred as a result of such Release in accordance with Section 2.2 hereof;

          (d) Borrower shall deliver the Request for Release to Lender not less than sixty (60) days prior to the proposed Release Date (which Request for Release may be withdrawn not later than five (5) business days prior to the proposed Release Date, in which event Borrower shall reimburse Lender upon demand for its costs and expenses incurred in connection with such proposed Request for Release);

          (e) The Request for Release shall contain or be accompanied by the following:

               (1) a metes and bounds legal description of the Release Parcel satisfactory to Lender and a boundary plat of survey of the Release Parcel acceptable to Lender, describing and showing the Release Parcel in relation to the abutting portions of the Property and the easements described in Section 2.l(f)(5) hereof;

               (2) separate cash flow statements for the Release Parcel and the Remaining Property certified to be true and correct by Borrower and the general partner of Borrower for the six (6) calendar months immediately preceding the calendar month in which the Request for Release is delivered to Lender, projected cash flow statements for the Remaining Property certified by Borrower and the general partner of Borrower to be their good faith best estimates of such projections for the calendar month in which the Request for Release is delivered to Lender and the five (5) immediately succeeding calendar months, and a current rent roll for the Remaining Property and the Release Parcel certified to be true and correct by the general partner of Borrower, together with all other information necessary for Lender to calculate the Debt Service Coverage Ratio for the aforesaid periods;

               (3) a certification by Borrower and the general partner of Borrower to Lender that neither has any actual knowledge of the occurrence of any event which with notice or the passage of time would cause or give rise to an Event of Default; and

               (4) an estoppel certificate in the form contemplated in Section 3.04(a) of the Security Deed;

          (f) Lender shall have received on or before the Release Date the following certificates, reports, statements, title insurance endorsements, easements and opinions of counsel and such other documents as Lender may reasonably request:

               (1) updated separate cash flow statements for the Release Parcel and the Remaining Property certified to Lender to be true and correct by Borrower and the general partner of Borrower for the six (6) calendar months immediately preceding the calendar month in which the Release Date occurs and a current rent roll for the Remaining Property and the

                                        6

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Release Parcel certified to Lender to be true and correct by the Borrower and the general partner of Borrower;

               (2) projected cash flow statements for the Remaining Property certified by Borrower and the general partner of Borrower to be their good faith best estimates of such projections for the calendar month in which the Release Date occurs and the five (5) immediately succeeding calendar months;

               (3) a certification by Borrower and the general partner of Borrower to Lender that there is no Event of Default as of the Release Date;

               (4) an endorsement to Lender's title insurance policy or policies at Borrower's expense extending the effective date thereof to the date of the recording of the Release and insuring Lender that the Lien on the Remaining Property created by the Security Deed is and remains a first and prior Lien with no additional exceptions not approved in writing by Lender, in form, scope and substance satisfactory to Lender, and a report satisfactory to Lender establishing that there is no other Lien of record affecting the personal property included within the Remaining Property which was not permitted or consented to by Lender pursuant to the terms of the Security Deed;

               (5) documents reserving or creating all easements burdening the Release Parcel which, in Lender's opinion, are necessary or proper for the normal operation of the Remaining Property (including all Improvements thereon), including, but not limited to, pedestrian and vehicular traffic, ingress and egress, parking and utility easements at locations satisfactory to Lender, which easements shall be encumbered by the Lien of the Security Deed and shall be insured as appurtenances in Lender's title policy or policies with no exceptions thereto other than those approved in writing by Lender;

               (6) an opinion of Borrower's counsel (and, to the extent required by Lender, by Lender's special counsel) in form, scope and substance satisfactory to Lender, at Borrower's expense, confirming (i) the validity and enforceability of the Loan Documents, as amended, (ii) that the Property comprising the Remaining Property upon which Lender will retain a first Lien is (or will be as of the first day of January of the following calendar year) assessed as a separate tax parcel, (iii) that the Remaining Property will not be in violation of any applicable covenants, conditions, restrictions, laws, ordinances, rules and regulations as a result of the Release, and (iv) that the Release will not result in the need for any variances or all such required variances have been obtained by Borrower and approved by Lender; and

               (7) evidence satisfactory to Lender that each building located on the Release Parcel and the Remaining Property shall be self-sufficient as to plumbing, electrical, heating, ventilating, air-conditioning, sewer and other mechanical and utility systems and connections, and that there are no cross-connections or common systems or meters as between any portion of the Release Parcel and the Remaining Property;


                                        7

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          (g) All of the representations and warranties of Borrower under this
Agreement and all certificates of Borrower delivered pursuant to this Agreement shall remain true and correct in all material respects;

          (h) No Event of Default shall have occurred and be continuing as of the Release Date, either before or after giving effect to the Release; and

          (i) All release instruments shall be satisfactory to Lender in form, scope and substance.

         Section 2.2 Costs. Borrower shall pay or reimburse to Lender, upon request of Lender but not later than Release Date and whether or not Borrower qualifies to obtain a Release, all costs associated with each proposed Release, including without limitation, the fees and expenses of Lender's counsel, the costs of title insurance premiums (including all costs for endorsements to the existing mortgagee's title policy or policies insuring the Lien of the Security
Deed), surveys, plats of survey, Uniform Commercial Code searches, filing fees and taxes, including without limitation any intangible recording taxes. The payment of such costs shall be deemed to constitute part of the Obligations.

                   ARTICLE 3 - Transfers; Conditions Precedent
                               -------------------------------

     Section 3.1 Transfers. Lender hereby agrees to consent to the transfer (a "Transfer") of all or a portion of the Property from Borrower to a Person (the "Transferee") upon the terms and conditions set forth in this Article.

     Section 3.2 Transfer of Property. Borrower shall be permitted to Transfer the Property or one or more Release Parcels (the "Transferred Property") subject to the following conditions precedent:

          (a) There shall not exist, either at the time the Request for Transfer is delivered to Lender or on the date of the closing of the Transfer (the "Transfer Date"), any Event of Default under the Security Deed or any default or event of default under any of the other Loan Documents which has not been cured within any applicable grace period;

          (b) The first Request for Transfer shall not be made prior to April 1, 1998;

          (c) No more than two (2) Transfers shall be permitted during the term of the Loan;

          (d) The Loan Documents shall remain in all respects in full force and effect as to all Non-Transferred Property, and the Transfer shall not adversely affect or impair Lender's security under the Loan Documents;


                                        8

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          (e) The Transferee shall not be a "foreign person" or a person or entity that would cause or result in a violation of any of the representations made by Borrower in this Agreement, the other Loan Documents or in the Loan Application, including without limitation the representations contained in
Section 1.18 of the Security Deed;

          (f) If the Transfer is of less than all of the Property, the Transferred Property shall consist of one or more of the Release Parcels with respect to which the applicable aggregate Release Amount is not less than $50,000,000.00;

          (g) Each Transferee must be approved by Lender, which approval shall not be unreasonably withheld so long as Lender determines in good faith that the proposed Transferee is a Qualified Real Estate Investor or is controlled by or under common control with a Qualified Real Estate Investor (and Borrower provides Lender with all information necessary to enable Lender to determine whether the proposed Transferee is or is controlled by or under common control with a Qualified Real Estate Investor);

          (h) If the Transferee is not itself a Qualified Real Estate Investor because it does not meet the qualifications set forth in clause (x) or clause
(y) of the definition of Qualified Real Estate Investor set forth in Article I above, but otherwise meets the qualifications for a Qualified Real Estate Investor and is controlled by or under common control with a Qualified Real Estate Investor, Borrower shall cause such Qualified Real Estate Investor to (i) execute in favor of Lender an unsecured indemnity agreement similar in form to the Unsecured Indemnity Agreement and (ii) be bound by the recourse obligations set forth in Section 1.17 of the Security Deed;

          (i) Borrower shall pay to Lender a transfer fee (the "Transfer Fee") in an amount equal to one percent (1%) of the outstanding principal balance of the Loan as of the Transfer Date, in the event that the entire Property then encumbered by the Security Deed is to be transferred, or one percent (1%) of the applicable aggregate Release Amount in the event that one or more of the Release Parcels (but less than the entire Property then encumbered by the Security Deed) are to be transferred;

          (j) The Net Operating Income of the Transferred Property and the Net Operating Income of the Non-Transferred Property shall each be sufficient to provide a Debt Service Coverage Ratio on an annualized basis of not less than
1.5 as determined by Lender based on the information furnished to Lender pursuant to Sections 3.2(l) and 3.2(m) hereof and other information available to Lender;

          (k) Borrower shall deliver to Lender not less than sixty (60) days prior to the proposed Transfer Date written notice of Borrower's desire to Transfer the Transferred Property (the "Request for Transfer");

          (l) The Request for Transfer shall contain or be accompanied by the following:

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               (1) a metes and bounds legal description of the Transferred
Property satisfactory to Lender and a boundary plat of survey of the Transferred Property acceptable to Lender, describing and showing the Transferred Property in relation to the abutting portions of the Property and the easements described in Section 3.2(m)(9) hereof;

               (2) separate cash flow statements for the Transferred Property and the Non-Transferred Property certified to be true and correct by Borrower and the general partner of Borrower for the six (6) calendar months immediately preceding the calendar month in which the Request for Transfer is delivered to Lender, projected cash flow statements for the Transferred Property and the Non-Transferred Property certified by Borrower and the general partner of Borrower to be their good faith best estimates of such projections for the calendar month in which the Request for Transfer is delivered to Lender and the five (5) immediately succeeding calendar months, and a current rent roll for the Transferred Property and the Non-Transferred Property certified to be true and correct by the general partner of Borrower, together with all other information necessary for Lender to calculate the Debt Service Coverage Ratio for the aforesaid periods;

               (3) a certification by Borrower and the general partner of Borrower to Lender that neither has any actual knowledge of the occurrence of any event which with notice or the passage of time would cause or give rise to an Event of Default; and

               (4) an estoppel certificate in the form contemplated in Section 3.04(a) of the Security Deed.

          (m) Lender shall have received on or before the Transfer Date such other certificates, reports, statements, title insurance endorsements, easements, opinions of counsel and other documents as Lender may request, including, but not limited to the following:

               (1) a certification by Borrower and the general partner of Borrower to Lender that there is no Event of Default as of the Transfer Date;

               (2) updated separate cash flow statements for the Transferred Property and the Non-Transferred Property certified to Lender to be true and correct by Borrower and the general partner of Borrower for the six (6) calendar months immediately preceding the calendar month in which the Transfer Date occurs, and a current rent roll for the Transferred Property and the Non-Transferred Property certified to Lender to be true and correct by the Borrower and the general partner of Borrower;

               (3) projected cash flow statements for the Transferred Property and the Non-Transferred Property certified to be their good faith best estimates of such projections by Borrower and the general partner of Borrower for the calendar month in which the Transfer Date occurs and the five (5) immediately succeeding calendar months; and

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               (4) a fully executed Promissory Note (the "New Note") similar in form and substance to the Note, evidencing that portion of the outstanding principal balance of the Loan allocated to the Transferred Property and a fully executed Amended and Restated Promissory Note (the "Restated Note") amending and restating the Note, similar in form and substance to the Note and evidencing the remainder of the outstanding principal balance of the Loan, both in form, scope and substance satisfactory to Lender. Borrower and Lender hereby agree that (i) the allocation of the outstanding principal balance of the Loan between the Restated Note and the New Note shall be determined based upon a ratio, as to the New Note, of the applicable Release Amounts described in Schedule 1 hereof (such ratio to be calculated by dividing the aggregate Release Amounts allocable to the Transferred Property by the aggregate Release Amounts allocable to the Transferred Property and the Non-Transferred Property), (ii) the principal amounts of the Restated Note and the New Note shall together equal the outstanding principal balance of the Loan immediately prior to the Transfer,
(iii) the loan to value ratio of each of the loans evidenced by the Restated Note and the New Note shall not be more than sixty-five percent (65%), as determined by Lender (and both the Borrower and/or the Transferee shall have the right to partially prepay the Loan to the extent necessary to achieve such 65% loan to value ratio, subject to paying the Prepayment Fee computed on the portion of the Loan so prepaid); (iv) the maturity date of the Restated Note and the New Note shall be the Maturity Date (as defined in the Note); and (v) the monthly installments of principal and interest due pursuant to the Restated Note and the New Note shall be an amount necessary to amortize the then outstanding principal balance at the interest rate set forth in Section l (a) of the Note in equal monthly installments over the remainder of the original twenty-five (25) year amortization period (i.e., 300 months minus the number of principal and interest installments previously paid);

               (5) a fully executed Deed to Secure Debt (the "New Security Deed") and other loan documents (including, if required, those documents necessary to comply with Section 3.2(h) of this Agreement) (collectively with the New Note and the New Security Deed, the "New Loan Documents") similar in form, scope and substance to the Loan Documents, encumbering and/or relating to the Transferred Property, except that the New Loan Documents shall not contain the Release and Transfer provisions set forth in Articles 2 and 3 hereof or any of the other terms and conditions set forth in this Agreement, and the New Loan Documents shall not be cross-defaulted or cross-collateralized with the Loan Documents;

               (6) fully executed documents in form, scope and substance satisfactory to Lender to amend and modify the Loan Documents to cause the same to apply only to the Non-Transferred Property (and appurtenant easements);

               (7) if all of the Property is being transferred to the Transferee, an assignment and assumption agreement executed by the Transferee in form, scope and substance satisfactory to Lender pursuant to which the Transferee assumes all of Borrower's obligations under the Loan Documents;

               (8) an endorsement to Lender's title insurance policy or policies, and/or at Lender's election the issuance of a new title insurance policy or policies, at Borrower's expense, extending the effective date thereof to the dates (as applicable) of the recording of the modification of the Security Deed and the date of the recording of the New Security Deed and insuring Lender that the Liens on the Transferred Property and the Non-Transferred Property created by the Security Deed and the New Security Deed, respectively, are and remain first and prior Liens with no additional exceptions not approved in writing by Lender, in form, scope and substance satisfactory to Lender, and a report satisfactory to Lender establishing that there is no other Lien of record affecting the personal property included within the Transferred Property and the Non-Transferred Property which was not permitted or consented to by Lender pursuant to the terms of the Security Deed;

               (9) documents reserving or creating all easements burdening the Non-Transferred Property and/or the Transferred Property which, in Lender's opinion, are necessary or proper for the normal operation of the Transferred Property and the Non-Transferred Property (including all Improvements thereon), including, but not limited to, pedestrian and vehicular traffic, ingress and egress, parking and utility easements at locations satisfactory to Lender, which easements shall be encumbered by the Liens of the Security Deed and the New Security Deed and shall be insured as appurtenances in Lender's title policy or policies with no exceptions applicable thereto except as approved in writing by Lender;

               (10) opinions of Borrower's counsel, Transferee's counsel (and, to the extent required by Lender, by Lender's special counsel) in form, scope and substance satisfactory to Lender, at Borrower's or Transferee's expense, confirming (i) the validity and enforceability of the modification documents (including, but not limited to, the Loan Documents as amended) and the New Loan Documents, (ii) that the Property comprising the Transferred Property and the Non-Transferred Property are (or will be as of the first day of January of the following calendar year) assessed as a separate tax parcel (iii) that neither the Transferred Property nor the Non-Transferred Property will be in violation of any applicable covenants, conditions, restrictions, laws, ordinances, rules and regulations as a result of the Transfer and (iv) that the Transfer will not result in the need for any variances or all such required variances have been obtained by Borrower and approved by Lender; and

               (11) evidence satisfactory to Lender that each building located on the Transferred Property and the Non-Transferred Property shall be self-sufficient as to plumbing, electrical, heating, ventilating, air-conditioning, sewer and other mechanical and utility systems and connections, and that there are no cross-connections or common systems or meters as between any portion of the Transferred Property and the Non-Transferred Property;

          (n) All of the representations and warranties of Borrower under this Agreement and all certificates delivered pursuant to this Agreement shall remain true and correct in all material respects; and

          (o) The proposed Transfer shall be subject to and shall comply with all of the terms and conditions of the Loan Application (provided, however, that in the event of a direct conflict between the terms of the Loan Application and the terms of the Loan Documents, the terms of the Loan Documents shall control), and all modification documents (including but not limited to the New Loan Documents) shall be satisfactory to Lender in form, scope and substance.

     Section 3.3 Costs. In the event Borrower requests a Transfer pursuant to
Section 3.2 hereof, Borrower shall pay or reimburse to Lender upon request of Lender but not later than the Transfer Date and whether or not Borrower qualifies to obtain a Transfer all costs associated with the Transfer, including without limitation, the fees and expenses of Lender's counsel, the costs of title insurance premiums (including all costs for endorsements to existing mortgagee's title policy or policies insuring the Liens of the Security Deed, as amended, and the New Security Deed), surveys, plats of survey, Uniform Commercial Code searches, filing fees and taxes. The payment of such costs shall be deemed to constitute part of the Obligations.

     Section 3.4 Lender's Obligations. Lender agrees to exercise good faith in reviewing all documentation it deems necessary to determine whether the proposed Transferee is or is controlled by or under common control with a Qualified Real Estate Investor. Lender shall notify Borrower within sixty (60) days after Lender's receipt of all such documentation and information whether the Transferee has been approved.

                   ARTICLE 4 - Representations and Warranties
                               ------------------------------

     Section 4.1 Representations and Warranties. The representations, warranties and releases set forth below shall be deemed to be made as of the date each Request for Release or Request for Transfer is delivered to Lender, and as of each Release Date or Transfer Date, and shall be true and correct in all material respects and effective as of the date hereof, as of the date each Request for Release or Request for Transfer is delivered to Lender, and as of each Release Date or Transfer Date. All representations, warranties and releases made under this Agreement shall survive, and not be waived by, the Release or Transfer of any Parcel pursuant to this Agreement.

          (a) Litigation. Borrower represents, warrants and covenants that there is no material action, suit, proceeding or investigation pending against, or, to the best knowledge of Borrower, threatened against or in any other manner relating adversely to, Borrower or the Remaining Property, the Transferred Property or the Non-Transferred Property in any court or before any arbitrator of any kind or before or by any governmental body, which action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document or any New Loan Document, or (ii) could, if determined adversely to Borrower, the Remaining Property, the Transferred Property or the Non-Transferred Property, have a Material Adverse Effect.

          (b) Taxes. Borrower represents, warrants and covenants that all Impositions required to be paid by Borrower which are due and payable, have been paid, except any such Imposition the payment of which Borrower is contesting in good faith by proper legal action in accordance with the terms and conditions of the Security Deed.

          (c) Financial Statements. Borrower represents, warrants and covenants that all financial statements, cash flow statements and other information which Borrower has furnished or caused to be furnished to Lender to enable the Lender to determine the compliance of Borrower with the applicable conditions precedent to a Release, as set forth in Article 2 hereof, or a Transfer, as set forth in
Article 3 hereof, are correct and complete in all material respects as of the date thereof.

          (d) Governmental Regulation. Borrower represents, warrants and covenants that Borrower is not required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any Federal, state or local regulatory authority in connection with the Release or Transfer, as the case may be.

                        ARTICLE 5 - Additional Agreements
                                    ---------------------

     Section 5.1 Additional Agreements. Notwithstanding anything in the other Loan Documents to the contrary, Lender and Borrower hereby agree as follows (which agreements shall inure solely to the benefit of Lender, its successors and assigns, and Borrower and not to the benefit of any Transferee [other than a Beacon Affiliate to whom all of the Property is transferred in accordance with
Section 3.03(a) of the Security Deed]):

          (a) So long as no Event of Default exists, Borrower shall be entitled to settle, adjust or compromise any claims for loss, damage or destruction to the Property under the following conditions: (i) Borrower shall allow Lender and Lender's representatives to participate in all settlement, adjustment or compromise negotiations, (ii) Borrower shall employ attorneys and consultants for such purposes acceptable to Lender, and (iii) Borrower shall not agree to or finalize any settlement, adjustment or compromise of any claim without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

          (b) All Small Insurance Proceeds received by Lender shall be delivered to Borrower, unless at the time the Small Insurance Proceeds are to be delivered to Borrower there exists an Event of Default, in which event Lender shall have no obligation to deliver the Small Insurance Proceeds to Borrower, and Lender shall be entitled (but not obligated) to retain and apply the Small Insurance Proceeds in reduction of the indebtedness evidenced by the Note. All Small Insurance Proceeds delivered to Borrower shall be held by Borrower in a separate account designated only for the Restoration, and shall be disbursed only for costs and expenses related to the Restoration for which the Small Insurance Proceeds were paid. In the event that the estimated cost of Restoration exceeds the amount of the Small Insurance

Proceeds, the initial cost of such Restoration shall be paid from other sources until such time as the amount held in the designated account is sufficient to pay the cost of the remaining Restoration in full, after which time funds may be disbursed from such account for the remaining costs and expenses of the Restoration. It is the intent of the parties that except where costs and expenses may initially be paid from another source, there shall always be sufficient funds in the designated account to pay the costs and expenses related to the Restoration; however, the foregoing shall not limit the obligation of Borrower to cause the Restoration to be completed in accordance with the Requirements and all costs and expenses related thereto to be paid, whether or not there are sufficient funds in such designated account. As to Restoration relating to damage or destruction covered by Small Insurance Proceeds, Borrower shall not be obligated to comply with the Requirements for Restoration set forth in the Security Deed. Upon completion of the Restoration and the payment of all costs and expenses related to such Restoration, provided that there is no Event of Default, any funds remaining in such designated account for the Restoration shall be funds of Borrower free from the foregoing restrictions and obligations.

          (c) Upon the occurrence of an Event of Default, Borrower shall deliver to Lender all Small Insurance Proceeds then held by Borrower and Lender may apply such amounts to the reduction of the indebtedness evidenced by the Note.

          (d) All Insurance Proceeds received by Lender and held by Lender pending completion of the Work pursuant to the Security Deed shall be held in an interest bearing account and such interest shall be held and utilized in the same manner as Insurance Proceeds.

          (e) Borrower may acquire fixtures, equipment or other property forming a part of the Property pursuant to a lease, license, title retention document or similar agreement without Lender's express written approval, if the aggregate annualized amount payable by Borrower under all such leases, licenses, title retention documents or similar agreements is less than $100,000.00.

          (f) The personal liability of Beacon Properties, L.P. or of a Beacon Affiliate to whom the Property is transferred pursuant to Section 3.03(a) of the Security Deed, as the case may be, and their respective general partners, under
Section 1.17 of the Security Deed for damages arising from, or in connection with, a breach of any of the covenants, obligations, liabilities, warranties and representations contained in Section 3.08 of the Security Deed, shall not include damages for diminution in the market value of the Property resulting from a release or discharge of Hazardous Materials onto the Property caused by a person or entity other than Beacon Properties, L.P. or a Beacon Affiliate.

          (g) With respect to the Transferred Property, Borrower's personal liability under the Unsecured Indemnity Agreement and under Section 3.08 of the Security Deed shall be terminated for those releases, discharges or spills of Hazardous Materials or other environmental conditions arising or occurring subsequent to the Transfer of the Transferred Property if, in connection with the Transfer, a Qualified Real Estate Investor executes in favor of Lender an unsecured indemnity agreement in substantially the same form as the Unsecured Indemnity Agreement and executes additional documentation causing such Qualified Real Estate Investor to be bound by the recourse obligations set forth in the security deed executed by the Transferee in favor of Lender or assumed by the Transferee.

          (h) The surety bond referenced in Subparagraph (a)(v) of Exhibit "D" to the Security Deed shall be required only if the total estimated cost of completing the Work is more than $500,000.00.

          (i) With respect to the Unsecured Indemnity Agreement, Section 3(a) shall be deemed to read as follows:

               "In any circumstance in which this Agreement applies, Indemnitor shall employ counsel and consultants approved by Lender (such approval not to be unreasonably withheld) to investigate, prosecute, negotiate, or defend any Environmental Claim until resolution. In the event that a conflict or dispute arises between Indemnitor and Lender that cannot be settled through informal negotiation, Lender shall have the right to employ its own counsel and/or consultants, whose fees and expenses shall be paid by Indemnitor upon Lender's demand. Indemnitor shall reimburse Lender, upon demand, for all Costs incurred by Lender, including the amount of all Costs of settlements entered into by Lender, provided such settlements are approved by Indemnitor, which approval shall not be unreasonably withheld or delayed."

          (j) With respect to the Unsecured Indemnity Agreement, the term "Costs" as used therein shall not include diminution in the market value of all or any portion of the Property resulting from a release or discharge of Hazardous Materials onto the Property or any portion thereof caused by a person or entity other than Beacon Properties, L.P. or a Beacon Affiliate (such a release or discharge is referred to herein as a "Third-Party Release"); however, in the event of a Third-Party Release, "Costs" shall include all other (that is other than diminution in the market value of the Property) liabilities, losses, costs, damages, expenses, claims, fees and disbursements, including without limitation, remedial, removal, response, abatement, cleanup, legal investigative and monitoring costs and related costs, expenses, losses, damages, penalties, fines, obligations, defenses, judgments, suits, proceedings and disbursements.

          (k) Upon the application of any Condemnation Proceeds to the reduction of the indebtedness evidenced by the Note, the monthly installments of principal and interest due under the Note shall be adjusted in the same manner as such installments are to be adjusted in the event of a partial prepayment under
Section 1 of the Note.

          (l) Clause (4) of Subsection 1.07(b) of the Security Deed is deemed to be amended to read as follows:

                    "(4) Grantor (A) shall secure and protect the Improvements remaining on the damaged portion of the Property,
           (B) shall endeavor diligently to satisfy all conditions and requirements of this Security Deed regarding the utilization of the Net Insurance Proceeds for the Restoration, and (C) within one hundred eighty (180) days after the occurrence of the damage or destruction to the Property requiring Restoration, shall submit to Grantee and receive Grantee's approval (which approval shall not be unreasonably withheld or delayed) of the plans and specifications for such Restoration and shall deposit with Grantee the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) of the Requirements for Restoration."

          (m) Section 1.07(b) of the Security Deed is deemed to be amended by adding the following language to the end of the last sentence thereof:

           "; provided, however, if less than twenty-five (25%) percent of the Improvements (as measured by the net leasable area of all Improvements) is damaged or destroyed, and Grantee intends to declare the entire Secured Indebtedness immediately due and payable, Grantee shall give Grantor written notice of such intent (the "Notice of Intent") and shall forbear from exercising its right to accelerate the Loan (as defined in the Loan Agreement) if the following conditions are met:

               (i) Grantor delivers to Grantee, no later than ten (10) business days after the effective date of the Notice of Intent, a Request for Release in accordance with the terms and conditions set forth in the Loan Agreement, requesting the release of the parcel or parcels on which the damaged or destroyed portions of the Improvements are situated;

               (ii) No later than ninety (90) days after the Request for Release is submitted to Grantee, Grantor satisfies all of the conditions and requirements for such Release under the Loan Agreement except for the conditions set forth in Section 2. I (a) and (b) of the Loan Agreement, which requirements are hereby waived by Grantee with respect to such Release; and

               (iii) the Release Amount is paid to Grantee on the Release Date (it being agreed by Grantee that the Net Insurance Proceeds arising out of the damage or destruction to the Improvements on the parcel or parcels being Released may be applied towards the Release Amount)."

and by adding the following new sentence to the end of Section 1.07(b):

         "Notwithstanding the foregoing, in the event of damage or destruction to Building 64A, Building 301/303, the North Terraces Building or the South Terraces Building (as such Buildings are identified in Schedule 1 to the Loan Agreement) which does not render untenantable or unusable more than twenty-five percent (25%) of the net leasable area of such Building, and in the further event that Grantor shall fail to satisfy any of the conditions set forth in clauses (2), (3) and (4) of the first sentence of this Subsection 1.07(b) with respect to such damage or destruction, then Grantee may apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Grantee may determine, but (in the absence of an Event of Default) Grantee shall not declare the entire Secured Indebtedness immediately due and payable solely as a result of Grantor's failure to satisfy such conditions or as a result of Grantor's failure to effect the Restoration of such Building if Grantee applies the Net Insurance Proceeds to the reduction of the Secured Indebtedness. If Grantee shall elect, under such circumstances, to apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness, Grantee shall give written notice of such election (the "Special Election Notice') to Grantor, and Grantee shall then have a special right (i.e., in addition to its general rights under Article 2 of the Loan Agreement) to obtain a Release of the parcel or parcels on which the damaged or destroyed portions of the Improvements are situated if the following conditions are met:

               (i) Grantor delivers to Grantee, no later than ten (10) business days after the effective date of the Special Election Notice, a Request for Release in accordance with the terms and conditions set forth in the Loan Agreement, requesting the release of the parcel or parcels on which the damaged or destroyed portions of the Improvements are situated;

               (ii) No later than ninety (90) days after the Request for Release is submitted to Grantee, Grantor satisfies all of the conditions and requirements for such Release under the Loan Agreement except for the condition set forth in Section 2. l (a) of the Loan Agreement, which requirement is hereby waived by Grantee with respect to such Release; and

               (iii) The Release Amount is paid to Grantee on the Release Date (it being agreed by Grantee that the Net Insurance Proceeds arising out of the damage or destruction to the Improvements on the parcel or parcels being Released may be applied towards the Release Amount)."

                            ARTICLE 6 - Miscellaneous
                                        --------------

     Section 6.1 Notices.

          (a) All notices, consents, approvals, elections and other communications (collectively "Notices") hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if (1) mailed by United States registered or certified mail, with return receipt requested, postage prepaid or (2) by United States Express Mail or other comparable overnight courier service to the parties at the following addresses (or at such other addresses as shall be given in writing by any party to the others pursuant to this Section 6. 1) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service:

      If to Borrower to:  Beacon Properties, L.P.
                          50 Rowes Wharf
                          Boston, Massachusetts 02110
                          Attention: Robert J.  Perziello, Senior Vice President

      with a copy to:     Goulston and Storrs, P.C.
                          400 Atlantic Avenue
                          Boston, Massachusetts 02110
                          Attention: Jordan P. Krasnow, Esq.

      If to Lender to:    Metropolitan Life Insurance Company
                          303 Perimeter Center North, Suite 600
                          Atlanta, Georgia 30346
                          Attention:  Bob Edwards, Vice-President
                                      Real Estate Investments
                                      Head of Loan Servicing Unit

      and                 Metropolitan Life Insurance Company
                          303 Perimeter Center North, Suite 600
                          Atlanta, Georgia 30346
                          Attention:  William Lafferty, Senior Portfolio Manager
                                      Real Estate Investments
                                      Head of Southeast Loan Servicing Unit

      with a copy to:     Metropolitan Life Insurance Company
                          One Madison Avenue
                          New York, New York 10010-3690
                          Attention: Vice-President and Investment Counsel

          (b) Any party hereto may change the address to which notices shall be directed under this Section 6.1 by giving ten (10) days' prior written notice of such change to the other party.

     Section 6.2 Waivers. No failure or delay by Lender in exercising any right of Lender hereunder shall operate as a waiver of such right. Lender expressly reserves the right to require strict compliance with the terms of this Agreement in connection with any Request for Release or Request for Transfer. In the event Lender decides to approve a Request for Release or Request for Transfer at a time when Borrower is not in strict compliance with the terms of this Agreement, such decision by Lender shall not be deemed to constitute an undertaking by Lender to approve any further Request for Release or Request for Transfer or preclude Lender from exercising any rights available to Lender under the Loan Documents or at law or equity. Any waiver or indulgence granted by Lender shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by Lender at variance with the terms of this Agreement such as to require further notice by Lender of Lender's intent to require strict adherence to the terms of this Agreement in the future. Any such actions shall not in any way affect the ability of Lender, in Lender's discretion, to exercise any rights available to Lender under this Agreement or under any of the other Loan Documents.

     Section 6.3 Assignment. Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender, except to a Beacon Affiliate to whom all of the Property is transferred in accordance with Section 3.03(a) of the Security Deed.

     Section 6.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 6.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia.

     Section 6.6 Severability. If any provision of this Agreement should be held unenforceable or void, then such provision shall be deemed separable from the remaining provisions and shall in no way affect the validity of this Agreement, except that if such provision relates to the payment of any monetary sum, then, Lender may, at its option declare the Secured Indebtedness immediately due and payable.

     Section 6.7 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

     Section 6.8 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire Agreement and understanding among the parties hereto and thereto and supersede all prior agreements, understandings, and conversations relating to the subject matter hereof and thereof.

     Section 6.9 Amendment and Waiver. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by Lender and Borrower.

     Section 6.10 Other Relationships. No relationship created hereunder or under any other Document shall in any way affect the ability of Lender to enter into or maintain business relationships with Borrower, or any of its Affiliates, beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

     Section 6.11 Liability of Borrower. Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, but without in any manner releasing, impairing or otherwise affecting this Agreement or any of the other Loan Documents, or the validity hereof or thereof, or the lien of the Security Deed, except as expressly set forth in this Section 6.11, the liability of Borrower and the general partners of Borrower, if any, with respect to this Agreement and the other Loan Documents shall be limited to and satisfied out of the Property. Notwithstanding any of the foregoing, nothing contained in this Section 6.11 shall be deemed to prejudice the rights of Lender to (i) recover damages against Borrower and the general partners of Borrower, if any, for fraud, willful misrepresentation or willful waste committed by Borrower, its general partner(s) or any of their officers or employees; and/or
(ii) recover any Condemnation Proceeds or Insurance Proceeds or other similar funds or payments attributable to the Property, which may have been misapplied by Borrower or which, under the terms of the Loan Documents, should have been paid to Lender; and/or (iii) recover any tenant security deposits, prepaid rents or other similar sums paid to or held by Borrower or any Other entity or person on behalf of Borrower in connection with the Property; and/or (iv) recover the Rents and Profits under this clause (iv) accruing from and after the occurrence of default (provided that with respect to a default under Section 2.01(b), (d) or (e) of the Security Deed, notice of such default shall have been given to Borrower), which have not been applied to pay any portion of the indebtedness evidenced by the Note, operating and maintenance expenses of the Property, Premiums, Impositions, deposits into a reserve for replacement or other sums required by the Loan Documents, provided, however, that the personal liability of Borrower with respect to such Rents and Profits under this clause (iv) shall be eliminated with respect to such default upon the curing of such default within any applicable grace period under the Loan Documents or upon the curing of such default after the expiration of such grace period if Lender elects to accept such cure (it being acknowledged by Borrower that Lender has no obligation to accept any such cure after the expiration of a grace period); and/or (v) recover damages against Borrower and/or the general partners of Borrower, if any, arising from, or in connection with, the covenants, obligations, liabilities, warranties and representations contained in Section
3.08 of the Security Deed and/or the terms, covenants and provisions of the Unsecured Indemnity Agreement; and/or (vi) except to the extent Lender actually received proceeds therefor under its lender's title policy, recover from Borrower and/or the general partners of Borrower, if any, the entire indebtedness secured by the Loan Documents, in the event of any judicial determination that the lien of the Security Deed is invalid (provided that the personal liability of Borrower and its general partner(s) under this clause (vi) shall not exceed the value of the Property as of the Maturity Date or (if earlier) the date of acceleration); and/or (vii) recover from Borrower and/or the general partners of Borrower, if any, all amounts due and payable pursuant to Section 3.06 of the Security Deed; and/or (viii) recover damages against Borrower and/or the general partners of Borrower, if any, arising from a breach of any warranty set forth in Section 1. 18 of the Security Deed; and/or (ix) recover Rents or Profits under this clause (ix) accruing during the period six
(6) months prior to Lender's giving notice of acceleration of the maturity of the Loan through the date Lender takes possession of or title to the Property, to the extent such Rents or Profits are diverted by Borrower from payment of the following: the indebtedness evidenced by the Note, operating and maintenance expenses of the Property, Premiums, Impositions, deposits into a reserve for replacement or other sums required by the Loan Documents, to the extent any of the foregoing are due and payable at the time such Rents or Profits were diverted. Borrower and/or the general partners of Borrower, if any, shall be personally liable for Borrower's obligations arising in connection with the matters set forth in the foregoing clauses (i) to (ix) inclusive.

     Section 6.12 Mezzanine Financing. Borrower hereby represents and warrants that any and all loans secured by the Property (including but not limited to so-called "mezzanine financing" or "bridge loans") heretofore obtained by Borrower to finance its acquisition of the Property have been paid in full and that all Liens and security interests securing such loans have been released and terminated (or will be released and terminated simultaneously with the closing of the Loan) and Borrower further represents that it is in compliance with the terms and conditions of Section 3.03(a) of the Security Deed.

     Section 6.13 Purchase and Sale Agreement. The Loan Documents do not contain and shall not constitute a release of any of Lender's obligations under that certain Agreement of Purchase and Sale dated as of December 19, 1995 by and between Lender, as Seller, and Borrower, as Purchaser.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.

BORROWER:

                              BEACON PROPERTIES, L.P., a Delaware
                              limited partnership

                              By: Beacon Properties Corporation, a
                                  Maryland corporation, its sole general
                                  partner


                                  By: /s/ Robert J. Perriello
                                      ---------------------------------
                                  Printed Name: Robert J. Perriello
                                  Title:    Chief Financial Officer


                              [CORPORATE SEAL]


LENDER:

                              METROPOLITAN LIFE INSURANCE
                              COMPANY, a New York corporation


                              By:    /s/ Robert N. Jenkins
                                      ---------------------------------
                              Name:  Robert N. Jenkins
                              Title: Vice President


                              [CORPORATE SEAL]